Release: July 29, 2010

PEDIATRX ACQUIRES GRANISOL™

FIRST ACQUISITION FOR SPECIALTY PHARMACEUTICAL COMPANY

CALIFON, NEW JERSEY, July 29, 2010 – PediatRx Inc. (“PediatRx”), a wholly owned subsidiary of Striker Energy Corp.(SKRY:OTCBB) today announced that it has signed a definitive agreement and has completed the acquisition of all of the assets associated with Granisol™ (granisetron HCl) Oral Solution (“Granisol™”) from Cypress Pharmaceuticals, Inc.

Granisol™ is used in cancer care to treat nausea and vomiting associated with cancer therapy. Granisol™ has been approved for use by the U.S. Food and Drug Administration and is expected to be an important source of revenue for PediatRx.

“We are very pleased to launch our company with this product and look forward to increasing the awareness of the strong merits of Granisol,” said Dr. Cameron Durrant, President and Chief Executive Officer of PediatRx.

About PediatRx Inc.
PediatRx is a specialty pharmaceutical company dedicated to marketing and formulating effective therapies and supportive care products for patients hospitalized for serious conditions including cancer. PediatRx Inc. is incorporated under the laws of the State of Nevada, and is a wholly owned subsidiary of Striker Energy Corp.

About Striker Energy Corp.
Striker Energy Corp. is incorporated under the laws of the State of Nevada and is publicly traded under the symbol SKRY on the over-the-counter bulletin board.

For Further Information
PediatRx Inc.
Phone: 1-866-530-5258

Forward-Looking Statements
Statements in this press release that are not strictly historical in nature are forward-looking statements. Words such as “expects”, “intends”, “plans”, “may”, “could”, “should”, “anticipates”, “likely”, “believes” and words of similar import can be used to identify forward-looking statements. Forward-looking statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Forward-looking statements in this press release include statements about our expectation that Granisol™ will be an important source of revenue for PediatRx, and our statement that we look forward to increasing awareness of the strong merits of Granisol™. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risk that we cannot develop the infrastructure required to implement our plans or fund our efforts, the risks and uncertainties inherent in general business endeavors and the risks identified by our company in our periodic filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Striker Energy Corp. undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

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